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           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         As independent petroleum engineers and geologists, Netherland, Sewell & Associates, Inc. hereby consents to (i) the reference to our firm as experts,
(ii) the summarization of our reports for fiscal years ending September 30, 1991, 1994, 1995, and 1996 of Blazer Energy Corp., and (iii) the inclusion of our reports dated December 9, 1996 and February 20, 1997 as Annex A in Blazer Energy Corp.'s Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.




                                        By:  /s/ CLARENCE M. NETHERLAND
                                            ----------------------------
                                            CLARENCE M. NETHERLAND
                                            CHAIRMAN


Dallas, Texas
February 28, 1997